Exhibit 5.1

[REED SMITH LLP LETTERHEAD]

April 2, 2008

GMH Military Housing Management LLC
10 Campus Boulevard
Newtown Square, PA  19073

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to GMH Military Housing Management LLC, a Delaware limited liability company (the “Company”),in connection with certain matters of Delaware law arising out of the registration of up to $10,000,000 of general unsecured obligations of the Company to pay deferred compensation (the “Obligations”) to eligible employees of the Company under the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”).  The Obligations are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by GMH Communities Trust with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.               The Registration Statement, including the prospectus incorporated by reference therein;

2.               The Company’s certificate of formation, as amended to date;

3.               The Company’s Limited Liability Company Agreement (the “Limited Liability Company Agreement”);

4.               Resolutions adopted by the Sole Director of GMH Communities TRS, Inc., as the 100% owner of the Company (the “Board”), relating to, among other matters, the adoption of the Plan (the “Resolutions”), certified as of the date hereof by an officer of the Company;

5.               The Plan, certified as of the date hereof by an officer of the Company;

6.               A certificate executed by an officer of the Company, dated as of the date hereof; and

7.               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In expressing the opinion set forth below, we have assumed the following:

1.               Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.               Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.               Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.               All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.               Neither the Plan, nor any of the terms of any of the Obligations, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance of any such Obligations pursuant to the Plan, will violate any applicable law or conflict with, or result in a breach or violation of, the Limited Liability Company Agreement, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.               The Company is a limited liability company duly formed and existing under the laws of the State of Delaware.

2.               The Plan has been duly authorized and, when the Board or a duly authorized committee thereof has authorized and determined the terms of the Obligations pursuant to, and in accordance with, the Registration Statement, the Plan and the Resolutions, the Obligations will be binding obligations of the Company.

In addition to the qualifications set forth above, and without limiting the generality of such qualifications, the opinion contained herein is also subject to the following:

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1.               Enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights, (ii) by general equitable principles, whether applied in law or in equity, or (iii) by the doctrine of commercial reasonableness.

2.               We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any of the Obligations.

3.               Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and we express no opinion with respect thereto.

4.               Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Plan or defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and we express no opinion with respect thereto.

5.               We express no opinion as to the enforceability of any of the Obligations the performance of which by the Company would be prohibited by federal law or the law of any state other than Delaware or the rules of a securities exchange.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Reed Smith LLP